Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the use on Form 8-K/A No. 001-41610 of Interactive Strength Inc. of our report dated March 30, 2026 relating to the financial statements of Ergatta, Inc. which appear in this Form 8-K/A as of and for the years ended December 31, 2025 and 2024.

/s/ WithumSmith+Brown, PC

Red Bank, New Jersey

May 12, 2026